UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JULY 10, 2015

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

3209 Utah Ave S, Seattle, Washington 98134

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Form 8-K filed on June 4, 2015, a result of the Merger on May 29, 2015 between VNUE, Inc. (“VNUE”) and TGRI Merger Corp., VNUE became our wholly owned operating subsidiary. TGRI Merger Corp. was a Nevada corporation subsidiary created by the Company on February 25, 2015 for the express purpose of consummating the merger with VNUE. On July 10, 2015, the Company filed Articles of Merger reflecting the merger of TGRI Merger Corp. into the Company, which became effective upon filing with, and acceptance for record by, the Nevada Secretary of State. The merger of TGRI Merger Corp. and the Company is an administrative formality designed to dissolve TGRI Merger Corp. in order to eliminate the need for maintaining multiple Nevada entities, and has no effect on the share structure of the Company or of VNUE, our operating subsidiary.

A copy of the Articles of Merger is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

3.1 – Articles of Merger between the Company and TGRI Merger Corp. dated July 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2015	TIERRA GRANDE RESOURCES, INC.

By:/s/Matthew Carona
Matthew Carona
CEO